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Exhibit 12.2

Certification of Chief Financial Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Alok Vaish, certify that:

1.
I have reviewed this Annual Report on Form 20-F of Yatra Online, Inc. (the "Company"); and

2.
Based on my knowledge, this Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 5, 2019

By:	/s/ ALOK VAISH
	Name:	Alok Vaish
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

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  Exhibit 12.2
Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002